Exhibit 10.23

EXTENSION AGREEMENT FOR LOAN CONDITIONS

This extension Agreement for Loan Conditions (the “Agreement”) is made and entered into as of December, 31, 2025 (the “Effective Date”) by and between:

PAVE Education Pte Ltd, (the “Lender”),

and

TEN Events Inc., a U.S.A. corporation having its registered office at 1170 Wheeler Way, Langhorne, PA 19047, U.S.A (the “Borrower”).

Lender and Borrower may each be referred to herein as a “Party” and collectively as the “Parties.”

Article 1. Application of this Agreement

1.	This Agreement sets forth the terms and conditions applicable to any and all loans from Lender to Borrower.

Article 2. Loan

1.	Lender shall execute the Loan to Borrower pursuant to Lender’s approval.

○	Loan Amount: US$310,000 (Three Hundred and Ten Thousand U.S. Dollars)

○	Loan Execution Date: December 31, 2025

2.	The repayment date of the principal of the Loan shall be June 30, 2026.

Article 3. Interest

1.	The annual interest rate for the outstanding principal balance of the Loan shall be 6.0%, calculated pro-rata on a calendar-day basis and rounded down to the nearest U.S. Dollar.

2.	Borrower shall pay all accrued interest as follows:

○	All interest accrued until June 30, 2026 shall be paid on or before June 30, 2026.

Article 4. Payment of Principal and Interest

1.	Borrower shall repay the Loan and interest by T/T remittance to the bank account designated by Lender, in the same currency as the Loan. Borrower shall bear all remittance charges.

If Borrower is required to withhold tax from the repayment of interest in accordance with applicable tax laws, Borrower shall deduct such tax and furnish Lender with a legitimate tax certificate without delay.

2.	If any payment due under this Agreement is not made when due, such amount shall bear additional interest from the due date until paid at a rate per annum equal to 0%, provided that in no event shall the interest exceed the maximum permitted by law.

3.	Borrower shall not prepay the principal in whole or in part without Lender’s prior consent.

Article 5. Events of Default

The occurrence of one or more of the following shall constitute an Event of Default:

A. Borrower’s failure to pay principal or interest when due, if such failure continues for 10 days after Lender notifies Borrower.

B. Borrower applies for, consents to, or acquiesces in the appointment of a trustee, receiver, liquidator, or similar official, or files for bankruptcy, reorganization, or similar proceedings, or such proceedings are instituted against Borrower.

C. Borrower is in material default of any material obligation under any note, contract, or other instrument, and the applicable cure period has expired.

D. Borrower’s failure to duly perform any other material obligation under this Agreement.

Article 6. Remedies

Upon an Event of Default, Lender may, at its option:

A. Declare all outstanding principal, interest, and obligations immediately due and payable.

B. Institute legal proceedings to:

1.	Enforce specific performance of any obligation under this Agreement.

2.	Recover damages or enforce any other legal or equitable remedies necessary to protect Lender’s rights.

Article 7. Costs and Expenses of Collection and Enforcement

Borrower shall pay to Lender, on demand, all reasonable attorneys’ fees and other costs incurred by Lender in exercising its rights under this Agreement.

If Borrower defaults and Lender consults an attorney or brings suit to enforce this Agreement, Borrower shall pay all associated costs, including attorneys’ fees.

Article 8. General Provisions

1.	No failure or delay by Lender in exercising any right shall operate as a waiver. No amendment or waiver shall be effective unless in writing and consented to by Lender.

2.	Borrower may not assign or transfer its rights or delegate its obligations without Lender’s prior written consent.

3.	If any provision is found invalid, the remaining provisions remain enforceable. If any interest rate exceeds that permitted by law, it shall automatically be reduced to the legal maximum.

4.	This Agreement constitutes the entire agreement between the Parties and supersedes all prior agreements.

5.	This Agreement may be executed in counterparts, each deemed an original, together constituting one document.

6.	This Agreement shall be governed by and construed under the laws of Singapore. Any dispute shall be referred to arbitration in Singapore under the Singapore International Arbitration Centre (SIAC) rules, with one arbitrator, in English. The decision shall be final and binding.

IN WITNESS WHEREOF

The Parties have executed this Agreement as of the Effective Date.

Lender:

PAVE Education Pte Ltd

By:	/s/ Victor Yuk
Name:	Victor Yuk
Title:	CEO

Borrower:

TEN Events Inc.

By:	/s/ Virgilio Torres
Name:	Virgilio Torres
Title:	CFO